                                                                  EXHIBIT (10(x)
                                                                  --------------
June 9,1999



Jim Gingerich
46 Quail Run Blvd.
Maple, Ontario
L6A 1E9


Dear Jim:

RE:  INTERTAN, INC. GRANT OF RESTRICTED STOCK

     As you are aware, the Board of Directors of InterTAN, Inc. approved a grant of restricted stock at its meeting of June 7, 1999 (the "Restricted Stock Grant").

     On behalf of the Board, I am pleased to confirm that you were selected as a participant of the Restricted Stock Grant program. As you are aware, the Restricted Stock Grant is performance based and vests over a three year period provided that certain growth objectives are achieved. The details of the Restricted Stock Grant are as set out in the attached Schedule "A".

     Congratulations on your selection.



Yours truly,
InterTAN, Inc.

/s/ Jeffrey A. Losch

Jeffrey A. Losch
Vice President, Secretary
& General Counsel

                                 Schedule "A"
                                 ------------

                                InterTAN, Inc.


                            RESTRICTED STOCK GRANT
                            ----------------------


Participants and Maximum Possible Awards:
-----------------------------------------

     Brian Levy          20,000
     James Gingerich      8,000
     Heinz Stier          6,000
     Malcolm Williams     3,500
                         ------
                         37,500

Vesting:
--------

Annual Grant Calculation

     In equal increments annually over a three year period provided InterTAN Consolidated Operating Income Growth is 15% or more per year. If growth is 10% or greater but less than 15%, the vesting will be one-fifth of the annual vesting amount for each point of growth over 10%. If growth is less than 10%, the restricted stock will not vest for that year.

3 Year Adjustment Provision

     Additionally, the number of shares granted to each participant may be augmented if over the 3 year period, the compounded Consolidated Operating Income Growth is 15% or greater, then all of the restricted stock not yet vested will then vest in its entirety.

     If over the 3 year period, the compounded Consolidated Operating Income Growth is between 10% and 15% then the restricted stock shall vest in accordance with the following table:

Consolidated Operating                       Percentage Entitlement of
   Income Growth                             Maximum Possible Award
  ------------------                         ----------------------

     10.0 - 10.99%                                   20%
     11.0 - 11.99%                                   36%
     12.0 - 12.99%                                   52%
     13.0 - 13.99%                                   68%
     14.0 - 14.99%                                   84%
     15% or greater                                  100%



     Note that any entitlement under such formula will include any stock previously granted during the proceeding three year period. If the Consolidated Operating Income Growth is less than 10% for the three years, then no upward adjustment shall be granted under the above matrix.

     Under no circumstances shall a participant receive an amount of restricted stock that exceeds their respective Maximum Possible Award entitlement under the Annual Grant Calculation and/or the 3 Year Adjustment Provision.

Change of Control:
------------------

     All stock will vest in the event of a Change of Control (as defined in the Deferred Compensation Plan under Section 8.5) or involuntary termination or death (DCP section 8.6).

Treasury Stock:
---------------

     All shares ultimately issued under this plan shall come from Treasury.